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                                                                       Exhibit 5

                   OPINION AND CONSENT OF FISHER THURBER LLP


                               November 30, 1999

Meltronix, Inc.
9577 Chesapeake Drive
San Diego, CA  92123

                 Re:  Form S-8 Registration Statement for 1993
                      Stock Option/Stock Issuance Plan

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about December 2, 1999 to register a total of 2,309,368 shares of common stock, no par value per share (the "Common Stock"), of Meltronix, Inc., a California corporation (the "Company") for issuance pursuant to the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan"), as amended.

     For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified and otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

     On the basis of and relying upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered in the Registration Statement, when issued and sold and the consideration therefore received pursuant to the provisions of the option agreements duly authorized under the 1993 Plan and in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the 1993 Plan or the Common Stock.

                                    Fisher Thurber LLP


                                    By:    /s/ David A. Fisher
                                       ----------------------------------------
                                       David A. Fisher